Exhibit 4.1

JOINDER AGREEMENT

This Joinder Agreement (the “RRA Joinder Agreement”) is executed by the undersigned pursuant to the Registration Rights Agreement, dated as of February 2, 2017 (the “Agreement”) among KNOT Offshore Partners LP (the “Partnership”) and the purchaser party thereto, which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Agreement. By the execution of this Joinder Agreement, the undersigned agree as follows:

i) Each of the undersigned hereby joins in, and agrees to be bound by and subject to, the Agreement, with the same force and effect as if each of the undersigned were originally a Purchaser party thereto.

ii) Any notice required or permitted by the Agreement shall be given to the undersigned at their respective addresses listed below.

iii) The Partnership hereby acknowledges and agrees that the undersigned shall be deemed Purchasers under the Agreement and that each such Purchaser shall be entitled to all of the rights and benefits, and subject to all of the obligations, of a Purchaser under the Agreement from and after the date of this RRA Joinder Agreement as if the undersigned were parties thereto as of the effective date of the Agreement.

[Remainder of Page Left Intentionally Blank]

EXECUTED AND DATED as of this 30th day of June, 2017.

KNOT OFFSHORE PARTNERS LP

By:	/s/ John Costain
Name:	John Costain
Title:	Chief Executive Officer and Chief Financial Officer

PIERFRONT CAPITAL MEZZANINE FUND PTE. LTD. (UEN 201541517M)

By:	/s/ Clive Rowland Kerner
Name:	Clive Rowland Kerner
Title:	Director

Notice Address: 12 Marina Boulevard #17-03 Marina Bay Financial Centre Singapore 018982 Attn: Stephane Delatte E-mail: Stephane.Delatte@pierfront.sg

TORTOISE DIRECT OPPORTUNITIES FUND, LP

By:	TORTOISE DIRECT OPPORTUNITIES GP LLC, as its general partner,

	By:	/s/ Kyle Krueger
	Name:	Kyle Krueger
	Title:	Director

Notice Address: 11550 Ash Street, Suite 300, Leawood, KS 66211 Attn: Stephen Pang E-mail: spang@tortoiseadvisors.com

Signature Page to RRA Joinder Agreement